                                                                    Exhibit 99.5

                                POWER OF ATTORNEY

The undersigned hereby appoints Jeffrey C. Smith his true and lawful attorney-in fact and agent to execute and file with the Securities  and Exchange  Commission any Schedule 13D, Schedule 13G, any settlement agreement,  any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's beneficial ownership of,  or  participation  in a group  with  respect  to,  securities  directly  or indirectly  beneficially  owned by Ramius  Capital Group,  L.L.C.  or any of its affiliates,  of Luby's, Inc., and granting unto said  attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in  person,  hereby  ratifying  and  confirming  all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
The  authority of Jeffrey C. Smith under this Power of Attorney  shall  continue with respect to the  undersigned  until the undersigned is no longer required to file Schedule 13Ds or Schedule 13Gs unless revoked earlier in writing

Date: October 9, 2007

                                         /s/ Stephen Farrar
                                         ---------------------------------------
                                         Stephen Farrar